UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on March 7, 2007 by Panda Ethanol, Inc. (the “Company”) to include a copy of the press release that was released subsequent to the filing of the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2007, Panda Yuma Ethanol, LP (“Owner”), a wholly-owned subsidiary of the Company entered into a Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility with Lurgi, Inc. (the “Agreement”).

The Agreement provides for construction management and construction services by Lurgi, Inc. (the “Contractor”) for the construction of a 105 million gallon per year denatured ethanol production facility located in Yuma, Colorado (the “Facility”). Under the Agreement, Contractor is to perform all specified work and to furnish all labor, equipment, temporary structures, temporary utilities and products and services for the foregoing, associated with the construction of the Facility (the “Work”). Contractor may perform its duties by having any portion of the Work performed by third party subcontractors and vendors.

At least five business days prior to the closing date of all required financing for the Facility (the “Financial Closing Date”), the Contractor shall submit to Owner a request for payment reflecting all services performed by Contractor for which payment remains outstanding under that certain Services Agreement, dated as of December 1, 2005, by and between Contractor and Owner relating to the Facility (the “Services Agreement”). On the Financial Closing Date, Owner shall pay all amounts due and owing under the Services Agreement, subject to certain limitations. After the Financial Closing Date, Contractor may request monthly progress payments in accordance with a specified payment schedule, and Owner is required to make such payments within thirty (30) calendar days of receipt of such request, subject to certain limitations. If the Financial Closing Date does not occur on or before May 1, 2007, Contractor will be entitled to terminate the Agreement upon ten (10) days’ notice to Owner.

Owner may, at any time, request an addition to or deletion from or other changes in the Work (a “Change”), and Contractor must make a written response within seven (7) days after receiving such request. Contractor may also, at any time, request a Change in the Work. If Contractor believes complying with a request for a Change would result in an increase or decrease in the cost of performing the Work, shorten or lengthen the time needed for completion of the Work, require modification of its warranties under the Agreement or require a modification to any other provision of the Agreement, Contractor shall notify Owner of such within seven (7) days of receiving a Change request from Owner or within seven (7) days of making a Change request. The parties shall set forth any agreed upon Changes in a written change order. In addition, Owner or Contractor may propose changes to the Work or project schedule due to certain events involving a force majeure event, pre-existing hazardous material on the job site or delays caused by Owner. Contractor may also propose changes to the Work or project schedule due to certain events involving an error in the soil boring and subsurface data report or change in law. If the parties agree to the Changes, then the cost and schedule for completion will be adjusted accordingly, except Contractor will be limited to extensions of the project schedule for force majeure events. If Contractor does not notify Owner of any known circumstances or events requiring changes within ten (10) days after the Contractor knows of such circumstance or event, then Contractor will not have any right to request any changes.

Contractor must perform the Work in compliance with a specified project schedule. Contractor is required to pay liquidated damages for failure to achieve certain guaranteed completion dates and performance levels and Owner shall pay Contractor a bonus if Contractor exceeds such guaranteed completion date targets and performance levels.

Contractor is required to obtain and maintain insurance policies satisfying certain specified requirements and coverages. Prior to initial site mobilization and continuing through the final acceptance date, Owner is required to obtain and maintain insurance policies satisfying certain specified requirements and coverages on the Facility. Risk of loss for the Facility passes to Owner at the latter of the substantial completion date or transfer of clear title to Owner.

Contractor provides customary representations and warranties under the Agreement, including warranties pertaining to defects in the Work due to faulty workmanship and which appear within a period of 12 months following mechanical completion or 18 months following delivery of equipment, whichever period expires first.

Owner is entitled to terminate the Agreement in the event of the continued existence of certain specified defaults by Contractor following specified grace periods, and in such event, contractor is not entitled to receive any further payments under the Agreement, except for payments for Work completed prior to such termination for which Contractor was not previously paid. Owner is also entitled to terminate the Agreement for convenience upon notice to Contractor, and in such event, Contractor is entitled to receive a termination payment equal to the sum of the portion of the full payment under the Agreement that is applicable to Work completed up to the date of termination that has not previously been paid to Contractor, the expenses reasonably incurred by Contractor in withdrawing from the Facility, the expenses reasonably incurred by Contractor in terminating contracts with subcontractors and vendors and certain specified other expenses. Owner may also suspend all or a portion of the Work for its convenience, provided Owner reimburses Contractor for certain costs associated with such suspension.

Contractor is entitled to terminate the Agreement in the event of the continued existence of certain specified defaults by Owner following specified grace periods, and in such event, Contractor is entitled to a termination payment based on the Work completed prior to such termination for which Contractor had not previously been paid. Either party may terminate the Agreement if a force majeure event continues for a period of at least one hundred twenty (120) calendar days per single event and one hundred eighty (180) days in the aggregate.

Each of Owner and Contractor have agreed to customary obligations to indemnify each other in the event of certain specified losses. Each of Owner and Contractor have also agreed to certain customary confidentiality obligations.

On March 8, 2007, the Company issued a press release announcing the Owner’s entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press	Release, dated March 8, 2007, announcing construction agreement with Lurgi, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2007

PANDA ETHANOL, INC.

By:	/s/ Todd W. Carter
Todd W. Carter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 8, 2007, announcing construction agreement with Lurgi, Inc.